Schedule 14a Information
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Horizon Bancorp
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March 24, 2006
Dear Shareholder:
You are cordially invited to attend the 2006 Annual Meeting of Shareholders of Horizon Bancorp to be held at the Holiday Inn, 5820 South Franklin Street, Michigan City, Indiana on Thursday, May 4, 2006, at 6:00 p.m. (local time; registration will begin at 5:30 p.m.). To ensure that a quorum will be represented at the meeting, we encourage you to complete, sign, date and return your proxy promptly in the enclosed postage prepaid envelope. This will not limit your right to attend the meeting and vote in person.
The Notice of Annual Meeting and the Proxy Statement on the following pages cover the business to come before the meeting, which will be the election of directors and the ratification of the independent auditors. We urge you to read these materials carefully.
The Annual Report on Form 10-K for the year ending December 31, 2005, also is enclosed.
We look forward to meeting our shareholders, and welcome the opportunity to discuss the business of your company with you.

Robert C. Dabagia	Craig M. Dwight
Chairman of the Board	President and Chief Executive Officer

Horizon Bancorp
515 Franklin Square
Michigan City, Indiana 46360
Notice of Annual Meeting of Shareholders
To Be Held On May 4, 2006
To Our Shareholders:
Notice is hereby given that the Annual Meeting of Shareholders of Horizon Bancorp (“Horizon”) will be held on Thursday, May 4, 2006, 6:00 p.m. (local time; registration will begin at 5:30 p.m.), at the Holiday Inn, 5820 South Franklin Street, Michigan City, Indiana, for the purpose of considering and voting upon the following matters:
Election of Directors: The election of four Directors to serve three-year terms expiring in 2009.
Ratification of Auditors: The ratification of the appointment of BKD, LLP, as independent auditors for 2006.
Other Business: The transaction of such other business as may properly come before the meeting or any adjournment thereof.
Shareholders of record at the close of business on March 3, 2006, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting.
Your attention is directed to the accompanying Proxy Statement and Proxy. We urge you to read the Proxy Statement carefully so that you may be informed about the business to come before the meeting or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage paid envelope furnished for that purpose.

By Order of the Board of Directors

Lawrence J. Mazur
Secretary
Michigan City, Indiana
March 24, 2006
EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE MAIL YOUR PROXY PROMPTLY SO THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING. YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Horizon Bancorp
Proxy Statement
Annual Meeting of Shareholders
May 4, 2006
Horizon Bancorp (“Horizon”) is furnishing this Proxy Statement to shareholders in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of Horizon to be held on Thursday, May 4, 2006, at 6:00 p.m. (local time), and at any adjournment thereof. The meeting will be held at the Holiday Inn, 5820 South Franklin Street, Michigan City, Indiana. This Proxy Statement and accompanying form of proxy have been mailed to shareholders on or about March 24, 2006.
General Information
Who can vote at the Annual Meeting?
Only holders of record of Horizon common shares (the “Common Shares”) as of March 3, 2006, are entitled to notice of, and to vote at, the Annual Meeting. Each Common Share is entitled to one vote on each matter to be voted on at the Annual Meeting.
How do I vote by proxy?
The enclosed proxy is designed to permit each shareholder of record of Common Shares at the close of business on March 3, 2006, to vote at the Annual Meeting. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with the instructions of the shareholders given in the proxies. If you return an executed proxy card without indicating your voting instructions, the Common Shares represented by your proxy will be voted “FOR” the proposals described in this Proxy Statement and in the discretion of the named proxies for any other business to come before the meeting. A proxy may be revoked any time before the meeting by delivering to Horizon’s Secretary a written notice of revocation or a later-dated proxy. A shareholder of record also may revoke a proxy by voting in person at the meeting.
What will the shareholders vote on at the Annual Meeting?
Shareholders will be voting on the following two proposals:
•	The election of four directors to serve three-year terms; and

•	The ratification of the appointment of BKD, LLP, as independent auditors for 2006.
Will there be any other items of business to vote on?
Management is not aware of any other matters to be presented at the meeting other than those mentioned above and has not received notice from any shareholders requesting that other matters be considered.

What constitutes a quorum?
A majority of the outstanding Common Shares, present or represented by proxy, constitutes a quorum for the Annual Meeting. As of March 3, 2006, the record date, 3,195,147 Common Shares were issued and outstanding.
How many votes are required for the election of directors and the other proposals?
The following votes will be required to approve the proposals:
•	Directors will be elected by a plurality of the votes cast (Proposal 1).

•	The ratification of the independent auditors requires that more votes be cast in favor of the proposal than against the proposal (Proposal 2).
Abstentions and “broker non-votes” (described below) are counted for purposes of determining the presence or absence of a quorum but are not considered votes cast. Abstentions and instructions to withhold authority will result in a nominee for director in Proposal 1 (Election of Directors) receiving fewer votes but will not count as votes “against” the nominee. Neither abstentions nor broker non-votes will affect whether more votes have been cast for than against Proposal 2 (Ratification of Independent Auditors).
What is a “broker non-vote”?
A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for some of the proposals because the broker has not received instructions from the beneficial owners on how to vote on such proposals and the broker does not have discretionary authority to vote in the absence of instructions. Brokers generally have the authority to vote, even though they have not received instructions, on matters that are considered “routine,” such as the election of directors and the ratification of auditors.
Proposal 1
Election of Directors
The first matter to be acted upon at the Annual Meeting is the election of directors. Horizon’s Board of Directors currently consists of twelve members. As required by Horizon’s Amended and Restated Articles of Incorporation (“Horizon’s Articles”), the Board is divided into three classes of equal or near-equal size and the members of one class of directors are elected to serve three-year terms at each Annual Meeting. Ten of the twelve members of the Board qualify as independent directors under the rules of the Securities and Exchange Commission (“SEC”) and the Listing Standards of the National Association of Securities Dealers.
Director Nomination Procedures
Horizon’s Bylaws provide that nominations for directors may be made by the Board of Directors, a nominating committee of the Board, any person appointed and authorized by the Board to make nominations, or any shareholder entitled to vote for the election of directors who has complied with the notice procedures specified in the Bylaws. The Board had previously authorized and constituted a Nominating Committee for this purpose. The responsibilities of the Nominating Committee of the Board of Directors include selecting the individuals to be nominated for membership on the Board of Directors and overseeing the annual self-evaluations by the Board and its committees.
The Nominating Committee selects a slate of nominees and then recommends those nominees to the Board of Directors. The entire Board of Directors determines who the nominees will be. The Nominating Committee and the Board select nominees who meet the qualifications set forth in Horizon’s Amended and Restated Bylaws (“Horizon’s Bylaws”) and the applicable independence requirements under the SEC and Nasdaq rules. In addition to the nomination procedures in Horizon’s Bylaws, the Board has adopted by resolution other procedures to be followed in selecting director nominees. The Nominating Committee adopted a new charter effective December 31, 2005. The charter is attached as Appendix A to this Proxy Statement.
Horizon’s Bylaws provide that nominations by shareholders must be made in writing and must be received at Horizon’s principal executive office not fewer than 120 days in advance of the date the Proxy Statement was released to shareholders in connection with the previous year’s Annual Meeting. Shareholder nominations must include the detailed information about the nominee required by the Bylaws and also must comply with the other requirements set forth in the Bylaws. The Nominating Committee does not have a separate policy for considering director candidates recommended by shareholders because the director nomination procedures are set forth in Horizon’s Bylaws.
The members of the Nominating Committee are appointed by the Board of Directors in May of each year. The members of the Nominating Committee for 2005/2006 are Robert E. Swinehart, who serves as Chairperson, Daniel F. Hopp, Robert E. McBride, M.D., and Peter L. Pairitz. All of the members of the Nominating Committee qualify as independent directors under the rules applicable to Nasdaq-listed companies. The Nominating Committee met four times during 2005.
Horizon’s Bylaws provide that the chair of the Annual Meeting may, in his or her discretion, disregard nominations that are not made in accordance with the Bylaws and may instruct the tellers to disregard all votes cast for any such nominee. A complete copy of the applicable provisions of Horizon’s Bylaws is available to shareholders without charge upon request to the Secretary.
Nominees
The terms of Robert C. Dabagia, Peter L. Pairitz, Bruce E. Rampage and Spero W. Valavanis will end at the Annual Meeting. The Board of Directors has nominated each of them to serve additional three-year terms as members of the Class of 2009. Information on the nominees and the other members of the Board of Directors is provided below.
The Board of Directors unanimously recommends that the shareholders vote “FOR” the election of the four nominees
(Item 1 on the Proxy Card).

Members of the Board of Directors
The following table presents biographical information on all of the directors, including the four nominees. All of the directors of Horizon also serve as directors of Horizon Bank, N.A. (the “Bank”).

Name	Age	Business Experience and Service as a Director
Class of 2009

Robert C. Dabagia	67	Mr. Dabagia has served as the Chairman of Horizon since 1998. He served as Chief Executive Officer of Horizon and the Bank until July 1, 2001. He has served on Horizon’s Board of Directors since 1980.

Peter L. Pairitz	50	Mr. Pairitz is a business developer. He has served on Horizon’s Board of Directors since 2001 and on the Board of Directors of the Bank since 2000.

Bruce E. Rampage	59	Mr. Rampage is the President of St. Anthony Memorial Hospital. He has served on Horizon’s Board of Directors since 2000 and on the Board of Directors of the Bank since 1998.

Spero W. Valavanis	53	Mr. Valavanis is an architect and the President of Design Organization, Inc., an architecture and interior design firm. He has served on Horizon’s Board of Directors since 2000 and on the Board of Directors of the Bank since 1998.

Class of 2008

Craig M. Dwight	49	Mr. Dwight has served as the Chief Executive Officer of Horizon and the Bank since July 1, 2001, and as the President and Chief Administrative Officer of Horizon and as the President of the Bank since December 1998. He has served on Horizon’s Board of Directors and the Board of Directors of the Bank since 1998.

James B. Dworkin	57	Mr. Dworkin is the Chancellor of Purdue University North Central. He has served on Horizon’s Board of Directors since 2003 and on the Board of Directors of the Bank since 2002.

Daniel F. Hopp	58	Mr. Hopp is Senior Vice President, Corporate Affairs, and General Counsel of Whirlpool Corporation. He has served on Horizon’s Board of Directors since 2005 and on the Board of Directors of the Bank since 2004.

Robert E. McBride, M.D.	66	Dr. McBride is a Pathologist with Pathology Consultants, Inc. in Michigan City, Indiana. He has served on the Boards of Directors of Horizon, the Bank and the Bank’s predecessor since 1984.

Name	Age	Business Experience and Service as a Director
Class of 2007

Susan D. Aaron	51	Ms. Aaron is the President and Chief Executive Officer of Vision Financial Services, Inc., LaPorte, Indiana, an accounts receivable management business. She has served on Horizon’s Board of Directors since 1995 and on the Board of Directors of the Bank since 1993.

Charley E. Gillispie	58	Mr. Gillispie is Vice President of Administration and Finance at Valparaiso University. He has served on Horizon’s Board of Directors since 2001 and on the Board of Directors of the Bank since 2000.

Larry N. Middleton, Jr.	53	Mr. Middleton is a real estate broker and the President of Century 21 Middleton Co., Inc. in Michigan City, Indiana. He has served on Horizon’s Board of Directors since 1995 and on the Board of Directors of the Bank since 1993.

Robert E. Swinehart	63	Mr. Swinehart is the President and Chief Operating Officer of Emerson Power Transmission Corp. He has served on Horizon’s Board of Directors since 1998 and on the Board of Directors of the Bank since 1996.
Each of the nominees has agreed to serve for the term for which he has been nominated. It is intended that the proxies solicited by the Board of Directors will be voted for the nominees named above. If any nominee is unable to stand for election, the Board of Directors may designate a substitute nominee or adopt a resolution reducing the number of members on the Board. If a substitute nominee is designated, Common Shares represented by proxy will be voted for the substituted nominee.
Executive Compensation
The following information is provided with respect to compensation paid for 2005 by the Bank to Horizon’s Chief Executive Officer and to the other four most highly compensated executive officers of Horizon, the Bank and one of the Bank’s subsidiaries, Horizon Trust & Investment Management, N.A.

Summary Compensation Table

	Annual Compensation[1]				Long-Term Compensation Awards
						Securities
Name and Principal					Restricted Stock	Underlying	All Other
Position	Year	Salary ($)[2]	Bonus ($)[3]		Award(s) ($)	Options/SARs (#)	Compensation
Craig M. Dwight	2005	$270,000	$89,350		0	0	$34,810	[4]
President and Chief	2004	$260,000	$65,250		$215,600	0	$38,474
Executive Officer	2003	$250,200	$108,300		0	0	$34,850

James H. Foglesong [5]	2005	$130,000	$32,750		0	0	$23,916	[6]
Chief Financial Officer	2004	$120,000	$24,250		$134,750	2,000	$26,837
	2003	$120,000	$48,000		0	0	$24,618

Thomas H. Edwards	2005	$167,000	$42,000		0	0	$15,958	[7]
Executive Vice President	2004	$160,000	$32,250		$188,650	0	$18,882
	2003	$155,000	$61,050		0	0	$16,435

James D. Neff	2005	$133,000	$167,655	[8]	0	0	$31,527	[9]
Executive Vice President	2004	$128,050	$189,167		$161,700	0	$32,483
— Mortgage Banking of the Bank	2003	$122,829	$188,768		0	3,000	$32,889

Lawrence J. Mazur	2005	$158,000	$250		0	0	$35,784	[11]
President and Chief	2004	$152,000	$72,316		$161,700	0	$29,190
Executive Officer, Horizon Trust &	2003	$146,097	$29,519		0	0	$25,855
Investment Management, N.A.[10]

[1]	The individuals named in the table also received certain perquisites, but the incremental costs of providing such perquisites did not exceed the lesser of $50,000 or 10% of any of the individual’s total salary and bonus amounts. These perquisites included annual country club membership fees of $11,500 for Mr. Dwight and $6,689 for Mr. Edwards.

[2]	Includes salary amounts paid and salary amounts deferred by the individual named pursuant to Horizon’s Thrift Plan and Supplemental Executive Retirement Plan (“SERP”).

[3]	Includes bonus amounts paid and bonus amounts deferred by the individual.

[4]	Represents Horizon’s contribution of $4,229 under Horizon’s Stock Bonus Plan and its matching contributions of $8,400 under the Thrift Plan and $23,181 under the SERP.

[5]	Mr. Foglesong’s employment with Horizon began in January 2001. Prior to that time he was Chief Financial Officer of Security Federal Bank.

[6]	Represents Horizon’s contribution of $2,613 under Horizon’s Stock Bonus Plan and its matching contributions of $5,190 under the Thrift Plan and $16,113 under the SERP.

[7]	Represents Horizon’s contribution of $3,893 under Horizon’s Stock Bonus Plan, its matching contributions of $7,734 under the Thrift Plan and $4,331 under the SERP.

[8]	Mr. Neff receives a bonus amount based on the net profit of the Mortgage Warehouse division.

[9]	Represents Horizon’s contribution of $4,229 under Horizon’s Stock Bonus Plan and its matching contributions of $8,400 under the Thrift Plan and $18,898 under the SERP.

[10]	Horizon Trust & Investment Management, N.A., is an investment management subsidiary of the Bank.

[11]	Represents Horizon’s contribution of $3,762 under Horizon’s Stock Bonus Plan and its matching contributions of $7,472 under the Thrift Plan and $24,550 under the SERP.

Employment Agreements
Four of Horizon’s executive officers, Messrs. Dwight, Edwards, Foglesong and Neff, are parties to change of control agreements with the Bank. These agreements provide that upon a change of control, a new two-year term of employment will commence for each of the officers at the same base salary that the officer was receiving at the time of the change of control and such salary may not be reduced during the two-year term. The agreements define a change of control as a merger, tender offer, asset sale or other transaction that result in (i) a majority of Horizon shareholders prior to the transaction holding less than fifty percent of the voting securities of Horizon after the transaction, (ii) persons who held less than twenty percent of the voting securities of Horizon prior to the transaction owning more than fifty percent of such securities after the transaction; or (iii) a majority of the members of the Horizon Board of Directors being persons who were not directors of Horizon at least twenty-four months prior to the transaction.
The agreements of Messrs. Dwight, Edwards and Foglesong also provide that, in lieu of continuing his employment, each officer can elect to terminate his employment upon the occurrence of a change of control and receive a lump sum severance payment equal to two times his then current base salary, and that if the officer’s employment is terminated at any time during the two-year period after the change of control by the Bank without cause or by the officer for cause, the officer is entitled to a lump sum severance payment equal to two times his then current base salary. As of the date of this Proxy Statement, the severance amounts that would have been paid under the employment agreements of Messrs. Dwight, Edwards and Foglesong upon their termination of employment after a change in control would have been $560,000 for Mr. Dwight, $348,000 for Mr. Edwards and $280,000 for Mr. Foglesong.
Options/SAR Grants In Last Fiscal Year
No stock options or stock appreciation rights were granted in 2005 to the individuals for whom information is included in the Summary Compensation Table above.
Aggregated Option/SAR Exercises In Last Fiscal Year and
Fiscal Year-End Option/SAR Values
The following table provides information on option and stock appreciation right exercises in 2005 by the individuals named in the Summary Compensation Table. The table also provides information about the number and estimated value of shares covered by exercisable and unexercisable options and stock appreciation rights held by such executives on December 31, 2005.

	Number of		Number of Shares
	Securities		Underlying Unexercised		Value of Unexercised
	Underlying		Options/SARs at Fiscal		In-The-Money Options/SARs at
	Options/SARs	Value	Year-End		Fiscal Year-End[3]
Name	Exercised[1]	Realized[2]	Exercisable	Unexercisable	Exercisable	Unexercisable
Craig M. Dwight	102,978	$2,027,954	23,909	5,940	$350,490	$118,681
James H. Foglesong	10,800	$243,000	400	4,300	$1,056	$6,924
Thomas H. Edwards	4,500	$91,908	13,770	2,250	$273,299	$44,955
James D. Neff	12,600	$245,718	4,050	3,600	$59,256	$40,311
Lawrence J. Mazur	0	0	6,930	2,250	$137,245	$44,955

[1]	The options were granted under the 1997 Key Employees’ Stock Option and Stock Appreciation Rights Plan of Horizon Bancorp. Stock appreciation rights were granted in tandem with most options and the optionee who receives an in tandem grant of stock appreciation rights elects whether to exercise the options or stock appreciation rights. The exercise of one option cancels the right to exercise the corresponding stock appreciation right and vice versa.

[2]	Represents the difference between the market value of the shares covered by the option or shares with respect to which stock appreciation rights were exercised on the date of exercise and the exercise price of the options or base price of the stock appreciation rights. On August 22, 2002, Horizon and the named executive officers entered into agreements limiting the maximum value for which vested stock appreciation rights could be exercised to $14.67 per stock appreciation right and eliminating all unvested stock appreciation rights as of that date.

[3]	Represents the difference between the market value of shares covered by in-the-money options on December 30, 2005 ($26.20), and the exercise price of options having an exercise price less than that market price, multiplied by the number of options.
Compensation of Directors
Horizon paid each of its non-employee directors a cash retainer of $13,020 and a bonus in Common Shares equal in value to $4,980 for their services in 2005. Active employees of Horizon and/or the Bank receive no separate compensation for their services as directors. The Chairpersons of the Audit, Compensation and Loan Committee receive an additional cash amount of $4,000. Directors do not receive additional compensation for attending meetings of committees of the Board or for special assignments or meetings.
Horizon sponsors a Directors’ Deferred Compensation Plan, which allows non-employee directors of Horizon and the Bank to elect to defer the receipt of fees for their services. Earnings on fees deferred under the plan are based on the five year treasury rate plus 200 basis points but not to exceed 120% of the applicable federal long-term rate for monthly compounding. Payments of deferred fees are made to participants or their beneficiaries in a lump sum or monthly installments upon death or disability of the participants or as designated by participants. Participants have no rights to amounts deferred other than rights as general creditors of Horizon.

Meetings of the Board of Directors and Committees
Horizon’s Board of Directors held twelve meetings during 2005. Each director attended seventy-five percent or more of the total number of meetings of the Board and the committees upon which he or she served. Horizon and its subsidiaries have joint standing committees. These committees include the Audit Committee, the Compensation Committee and the Nominating Committee. Executive sessions of the independent directors are held at least four times a year.
Although Horizon does not have a policy regarding the attendance of directors at the Annual Meeting of Shareholders, Horizon encourages directors to attend the Annual Meeting. Nine of the twelve members of the Board of Directors attended the 2005 Annual Meeting.
The Audit Committee
Audit Committee members serve one-year terms and are appointed at the Annual Meeting of Directors in May of each year. The Audit Committee members for 2005/2006 are Charley E. Gillispie, who serves as Chairperson, James B. Dworkin, Dr. Robert E. McBride, Peter L. Pairitz and Bruce E. Rampage. The Audit Committee met four times in 2005. The purpose of the Audit Committee is to assist the Boards of Directors of Horizon and the Bank in fulfilling their statutory and fiduciary responsibilities with respect to examinations of Horizon, the Bank and their affiliates and the monitoring of accounting, auditing and financial reporting practices. The Audit Committee reviews the internal audit procedure of Horizon and the Bank and recommends to the Boards of Directors the engagement of outside and internal auditing firms.
Horizon’s Board of Directors has determined that Charley E. Gillispie and Peter L. Pairitz qualify as “audit committee financial experts” as defined by the SEC rules. Mr. Gillispie has a Bachelor of Arts degree in Business Administration and an M.B.A. in accounting, and he passed the certified public accountant examination. He has seventeen years of public accounting experience. Mr. Pairitz has a Bachelor of Science degree in accounting from Ball State University. He passed the certified public accountant examination and had eleven years of experience with a public accounting firm.
All of the members of the Audit Committee, including Mr. Gillispie and Mr. Pairitz, qualify as independent directors as defined by the SEC rules and Nasdaq listing standards.
The Board of Directors adopted a written charter for the Audit Committee in 2001. The charter was revised in 2005, and a copy of the revised Audit Committee Charter is attached as Appendix B to this Proxy Statement.
Report of the Audit Committee
This report is being provided to inform shareholders of the Audit Committee’s oversight with respect to Horizon’s financial reporting.
Review with Management and Independent Auditors
The Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2005. In addition, the Audit Committee discussed with BKD, LLP all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, “Communications with Audit Committees.”
The Audit Committee received the written disclosures and the letter from BKD, LLP required by the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with BKD, LLP their independence.
Conclusion
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005, to be filed with the Securities and Exchange Commission.

James B. Dworkin
Charley E. Gillispie
Dr. Robert E. McBride
Peter L. Pairitz
Bruce E. Rampage
Compensation Committee
The independent members of the Board of Directors serve on the Compensation Committee on a rotating basis and are appointed each May. The members of the Compensation Committee for 2005/2006 are Robert E. Swinehart, who serves as Chairperson, Daniel F. Hopp, Robert E. McBride, M.D. and Peter L. Pairitz. All of the members of the Compensation Committee qualify as independent directors under the rules applicable to Nasdaq-listed companies. The Compensation Committee met five times in 2005. The Committee reviews all salary and employee benefit issues relating to employees and directors of Horizon, the Bank and their affiliates.
Report of the Compensation Committee December 31, 2005
The Compensation Committee of the Board of Directors sets the compensation of all executive officers of Horizon, including that of the Chief Executive Officer. Compensation is composed of several segments, including base salary, short-term incentives and long-term incentives. The Compensation Committee compares all management compensation, including that of the Chief Executive Officer, to the compensation paid to persons holding the same position in similar financial institutions.
During 2005, the Compensation Committee engaged Frederick W. Cook & Co., Inc. (“Cook”) to review and compare Horizon’s top officer compensation. This review included a study of base pay, bonus and long-term compensation. Cook’s review included a comparison of the compensation paid by Horizon with the compensation paid by a peer group of seventeen Midwest regional banking organizations with $750 million to $1.5 billion in assets. In addition, the Compensation Committee reviewed several other independent sources of data in determining executive officer compensation; however the Cook report was the principal information relied upon.

Salaries
Salaries of all executive officers, including the Chief Executive Officer, are governed by Horizon’s formal salary administration program pursuant to which all salary decisions are subject to detailed annual performance reviews. Each year, the salary administration program is updated and the salary of each executive officer is compared to those salaries being paid to executive officers in positions in organizations of comparable size in the Midwest. Salary ranges are then computed from that data for each Horizon executive officer position. In 2005, the highest total cash compensation reported for a Chief Executive Officer in the Cook compensation report was $687,000, the 25th percentile was $257,000 and the 75th percentile was $424,000. For his services in 2005 as Chief Executive Officer and President, Mr. Dwight was paid total cash compensation of $359,350.
Cash Bonuses
After consultations with Cook in 2003, the Compensation Committee of the Board of Directors of Horizon adopted an Executive Officer Bonus Plan (the “Plan”). The Plan permits executive officers to earn, as a bonus, a percentage of their salary based on the achievement of corporate and individual goals in the relevant year. Participants in the Plan are not eligible to participate in Horizon’s annual discretionary bonus plan (but do receive the annual holiday bonus, which was $250 for 2005). To receive a bonus under the Plan, the executive officer must be employed by Horizon or one of its subsidiaries on the date the annual bonus payment is made and must not be subject to a performance warning or suspension. The Compensation Committee and/or Horizon’s Chief Executive Officer may adjust and amend the Plan at any time in their sole discretion. All executive officers’ bonuses are subject to final approval by the Committee.
At the beginning of 2005, the Compensation Committee established minimum earnings target Horizon must achieve before any bonuses will be paid out under the Plan. The Compensation Committee also approves a target bonus matrix for each executive officer to be used to calculate the executive officer’s bonus (if any) for the year (assuming that the minimum earnings target has been met). The matrix for each executive officer specified the performance measures applicable to the executive officer, the targets for each performance measure and the weight to be assigned to each performance measure in calculating the bonus if the specified target levels are achieved.
For 2005, an executive officer could have earned a bonus under the Plan of up to 48% of his base salary. Each of the executive officers has as a performance goal the achievement of a specified level of corporate net income for the year, and from three to five other performance measures, each of which is dependent upon the executive officer’s areas of responsibilities.
The amounts of the bonuses paid each year under the Plan are reported in the “Bonus” column of the Summary Compensation Table included in this Proxy Statement on page 7. The Plan bonuses for 2005 were paid in January 2006.
In considering Mr. Dwight’s bonus, the Compensation Committee used established goals for 2005 and compared actual results with goals. The goals compared Horizon’s net income compared to plan; compliance with all rules, laws, regulations and audit standards; reputation of Horizon; positioning Horizon for the future growth and expansion; and organizational development including retention and attraction of good talent, efficiency improvement and continuous learning. For 2005, the Compensation Committee authorized the payment of a

$89,100 bonus to Mr. Dwight, in addition to the holiday bonus of $250 received by all employees.
Long-Term Incentive Programs/Stock Options
Horizon’s long-term incentive program is based on the grant of stock options. Stock options are granted to encourage and facilitate personal stock ownership by executive officers and thus strengthen their personal commitment to Horizon and to provide them with a longer-term perspective in their managerial responsibilities. This component of an executive officer’s compensation directly aligns the officer’s interests with those of Horizon’s shareholders. Horizon also recognizes that stock options are a necessary element of a competitive compensation program. The program utilizes vesting periods to encourage key employees to continue in the employ of Horizon and thereby acts as a retention device for key employees. Recent option grants have not included stock appreciation rights.
Performance Reviews
The Compensation Committee conducts an annual review of the performance of Horizon’s President, who also serves as the Chief Executive Officer. In addition, the Compensation Committee, with input from the Chief Executive Officer, reviews the performance of the Company’s most senior officers.
In conducting its review, the Compensation Committee considers a variety of performance factors in analyzing the compensation of each of these executive officers. These factors generally include traditional financial results and indicators such as revenues, expenses, assets, credit issues, reserves, earnings and ratios such as return on equity, loans to deposits and other significant factors and performance indicators.
The financial services business is complex and is undergoing changes that generate uncertainties about future events. The Chief Executive Officer must provide guidance and leadership in nearly all aspects of this dynamic enterprise. In the process, however, they are not expected to work alone. The performance evaluation recognizes that programs initiated at the top level of an organization are not, and should not be expected to be, “quick fixes.” These programs are generally long-term in nature, bringing benefits to Horizon over many years. For those reasons, the Compensation Committee also focuses on the following issues in determining performance levels for the Chief Executive Officer: strategic leadership, enterprise guardianship, board relationship and financial results. Strategic leadership entails development of appropriate strategies for the Company and ability to gain support for those strategies. Enterprise guardianship requires the Chief Executive Officer to set the tone in such matters as the Company’s reputation, ethics, legal compliance, customer relations, employee relations and ensuring results. Board relationship requires the Chief Executive Officer to work collaboratively with Board members and committees; communicate information in a timely manner to ensure full and informed consent about matters of corporate governance and provide complete transparency to the Board. Financial results focus on the overall financial health of the Company and ability to achieve financial goals.

In conducting the Chief Executive Officer’s performance review for 2005, the Compensation Committee obtained input from all members of the Board. All management compensation, including that of the Chairman, President and the other executive officers, is performance related.
Submitted by the Members of the Compensation Committee:

Robert E. Swinehart, Chairperson
Daniel F. Hopp
Robert E. McBride, M.D.
Peter L. Pairitz
Common Share Ownership by Directors and Executive Officers
The following table sets forth the number of shares and percent of Common Shares beneficially owned by the directors, the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group as of January 31, 2006.

Name	Shares Beneficially Owned [1]		Percentage
Directors:

Susan D. Aaron	5,795		*
Robert C. Dabagia	63,241	[2]	2.0%
Craig M. Dwight	117,593	[3]	3.7%
James B. Dworkin	1,079	[4]	*
Charley E. Gillispie	1,930	[5]	*
Daniel F. Hopp	444	[6]	*
Robert E. McBride, M.D.	18,432	[7]	*
Larry N. Middleton	6,009	[8]	*
Peter L. Pairitz	6,957		*
Bruce E. Rampage	3,311		*
Robert E. Swinehart	7,878	[9]	*
Spero W. Valavanis	5,745		*

Named Executive Officers:

Lawrence J. Mazur	63,331	[10]	2.0%
James H. Foglesong	20,160	[11]	*
Thomas H. Edwards	43,095	[12]	1.4%
James D. Neff	32,476	[13]	1.0%
All Directors and Executive Officers as a Group (17 Persons):	401,976	[14]	12.7%

*	Beneficial ownership is less than one percent.

[1]	The information shown regarding shares beneficially owned is based upon information furnished to Horizon by the individuals listed. The nature of beneficial ownership, unless otherwise noted, represents sole voting or investment power. Stock options that vest on or before March 31, 2006, are included in the number of shares beneficially owned.

[2]	Includes 3,150 shares that are owned individually by Mr. Dabagia’s spouse and 28,000 vested stock option and stock appreciation rights granted under the 1997 Plan.

[3]	Includes 8,000 shares of restricted stock, 29,849 vested stock options and stock appreciation rights granted under the 1997 Plan and 21,849 shares held by the Horizon Employee Stock Bonus Plan.

[4]	Includes 599 shares owned jointly by Mr. Dworkin and his spouse.

[5]	All shares are owned jointly by Mr. Gillispie and his spouse.

[6]	All shares are owned jointly by Mr. Hopp and his spouse.

[7]	The shares are held by a trust for which Dr. McBride serves as trustee.

[8]	Includes 4,723 shares owned jointly by Mr. Middleton and his spouse.

[9]	Includes 2,461 shares owned jointly by Mr. Swinehart and his spouse and 5,317 shares held in a trust for which Mr. Swinehart serves as trustee and is a beneficiary.

[10]	Includes 6,000 shares of restricted stock, 43,950 shares owned jointly by Mr. Mazur and his spouse, 9,180 vested stock options and stock appreciation rights granted under the 1997 Plan and 4,201 shares held by the Horizon Employee Stock Bonus Plan.

[11]	Includes 5,000 shares of restricted stock, 5,385 shares owned jointly by Mr. Foglesong and his wife, 2,700 vested stock options and stock appreciation rights granted under the 1997 Plan, 400 vested options granted under the Omnibus Plan and 1,256 shares held by the Horizon Employee Stock Bonus Plan.

[12]	Includes 7,000 shares of restricted stock, 1,800 shares owned by Mr. Edwards’ spouse, 16,020 vested stock options and stock appreciation rights granted under the 1997 Plan and 3,662 shares held by the Horizon Employee Stock Bonus Plan.

[13]	Includes 6,000 shares of restricted stock, 5,850 vested stock options and/or stock appreciation rights and 3,573 shares held by the Horizon Employee Stock Bonus Plan.

[14]	Includes 91,999 shares covered by stock options and stock appreciation rights and 88,985 shares as to which voting and investment powers are shared by members of the group with their spouses or other family members or held by family trusts.
Stock Ownership of Certain Beneficial Owners
To the best of Horizon’s knowledge, as of January 31, 2006, the only shareholder or group of shareholders beneficially owning more than five percent of the outstanding Common Shares was the group consisting of Jeffrey L. Gendell, Tontine Financial Partners, L.P., Tontine Management, L.L.C. and Tontine Overseas Associates, L.L.C., who reported in Amendment No. 1 to the Schedule 13G filed with the SEC on February 14, 2006, that they beneficially owned 275,946 Common Shares, representing 8.74% of the Common Shares.
Darhap & Co., the nominee for Horizon Trust & Investment Management, N.A., a subsidiary of the Bank, held 808,914 Common Shares as of January 31, 2006. Darhap & Co. exercises voting or investment authority with respect to only 36,011 of those shares (representing 1.1% of the outstanding shares).
Certain Business Relationships and Transactions
Directors and executive officers of Horizon and their associates were customers of, and had transactions with, the Bank in the ordinary course of business during 2005. The Bank expects that comparable transactions will occur in the future. These transactions were made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with unrelated third parties. In the opinion of Horizon’s management, these transactions did not involve more than normal risk of collectibility or present other unfavorable features. Loans made to directors and executive officers are in compliance with federal banking regulations and are thereby exempt from insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.

Performance Graph
The Securities and Exchange Commission requires Horizon to include in this Proxy Statement a line graph comparing Horizon’s cumulative five-year total shareholder returns on the Common Shares with market and industry returns over the past five years. The following graph was prepared by SNL Financial LC. The returns represented in the graph assume the investment of $100 on January 1, 2001, and further assume reinvestment of all dividends. The Common Shares began trading on the NASDAQ Capital Market (formerly the “NASDAQ SmallCap Market”) (trading symbol: HBNC) on December 20, 2001. Prior to that date, the Common Shares were traded on the OTC Bulletin Board.
Horizon Bancorp

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Horizon Bancorp	100.00	254.37	301.25	479.12	477.86	473.82
Russell 2000	100.00	102.49	81.49	120.00	142.00	148.46
SNL $500M-$1B Bank Index	100.00	129.74	165.63	238.84	270.66	282.26
SNL $1B-$5B Bank Index	100.00	121.50	140.26	190.73	235.40	231.38

Source: SNL Financial LC, Charlottesville, VA © 2006	(434) 977-1600 www.snl.com

Proposal 2
Ratification of Appointment of Independent Auditors
BKD, LLP served as Horizon’s independent auditors for 2005. Upon the recommendation of the Audit Committee, the Audit Committee of the Board of Directors has selected BKD, LLP as Horizon’s independent auditors for 2006. BKD, LLP has served as Horizon’s independent auditors since 1998. Shareholder ratification of the appointment of the independent auditors is not required by law, but the Audit Committee has proposed and recommended the submission of the appointment of BKD, LLP to the shareholders to give the shareholders input into the designation of the auditors.
Ratification of the appointment of Horizon’s independent auditor requires that more shares be voted in favor of the proposal than against the proposal. If the shareholders do not approve the selection of BKD, LLP, the Audit Committee may reconsider its selection of BKD, LLP as independent auditors. Even if this proposal to ratify the auditors is approved, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of Horizon and its shareholders.
Representatives of BKD, LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.
The Audit Committee of the Board of Directors recommends that shareholders vote “For” the ratification of the appointment of BKD,
LLP as Horizon’s independent auditors for 2006 (Item 2 on the Proxy
Card).
Auditor Fees and Services
BKD, LLP served as the Horizon’s independent auditors for 2005 and 2004. The services performed by BKD, LLP in this capacity included conducting an examination in accordance with generally accepted auditing standards of, and expressing an opinion on, Horizon’s consolidated financial statements. The Board of Directors has selected BKD, LLP as the independent public accountants for 2006, subject to shareholder ratification at the Annual Meeting.
     Audit Fees
BKD, LLP’s fees for professional services rendered in connection with the audit and review of Forms 10-Q and all other SEC regulatory filings were $113,980 for 2005 and $95,740 for 2004. Horizon has paid and is current on all billed fees.
     Audit-Related Fees
BKD, LLP’s fees for audit-related services rendered in connection with consultation on financial accounting and reporting issues were $3,685 for 2005 and $6,125 for 2004. All of such fees have been paid.

     Tax Fees
BKD, LLP’s fees for tax services were $20,050 for 2005 and $10,085 for 2004. All such fees have been paid.
     All Other Fees
There were no other fees for 2005 or 2004.
     Board of Directors Pre-Approval
Horizon’s Audit Committee formally adopted resolutions pre-approving the engagement of BKD to act as our independent auditor for the two fiscal years ended December 31, 2005. The Audit Committee has not adopted pre-approval policies and procedures in accordance with paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X, because it anticipates that in the future the engagement of BKD will be pre-approved by the Audit Committee. All audit-related fees and fees for tax services for 2005 and 2004 were pre-approved by the Audit Committee. Horizon’s independent auditors performed all work described above with their respective full-time, permanent employees.
Section 16(a) Beneficial Ownership Reporting Compliance
Executive officers and directors of Horizon and owners of more than ten percent of the Common Shares are required to file reports of their ownership and changes in their ownership of Common Shares with the Securities and Exchange Commission. Copies of these reports also must be furnished to Horizon. Based solely upon a review of copies furnished to Horizon through the date of this Proxy Statement or written representations that no reports were required, Horizon believes that its executive officers, directors and ten percent shareholders complied with the 2005 filing requirements.
Expenses
In addition to solicitation by mail, proxies may be solicited personally or by telephone or facsimile or electronic mail, by certain directors, officers and employees of Horizon, the Bank and the Bank’s subsidiaries, who will not be specially compensated for such solicitation.
Shareholder Proposals for 2007 Annual Meeting
Any shareholder who wishes to have a proposal considered for inclusion in Horizon’s Proxy Statement for the 2007 Annual Meeting of Shareholders must submit the proposal in writing so that Horizon receives it by November 24, 2006. Proposals should be addressed to Horizon’s Secretary, 515 Franklin Square, Michigan City, Indiana 46360.
Horizon’s Amended and Restated Bylaws also provide that a shareholder wishing to nominate a candidate for election as a director or to have any other matter considered by the shareholders at the Annual Meeting must give Horizon written notice of the nomination not fewer than 120 days in advance of the date the Horizon Proxy Statement was released to shareholders in connection with the previous year’s Annual Meeting, which release date for the 2006 Annual Meeting is expected to be on or about March 24, 2006. Shareholder nominations must include the detailed information about the nominee required by the Bylaws and also must comply with the other requirements set forth in the Bylaws. Proposals to bring other matters before the shareholders must include a brief description of the proposal and the other information required by the Bylaws.
Shareholders who wish to nominate candidates or to bring other proposals before the Annual Meeting must submit the proposals in writing to Horizon’s Secretary no later than November 24, 2006. Copies of the Bylaws are available to shareholders from Horizon’s Secretary free of charge upon request.
Communications with Directors
Shareholders may communicate directly to the Board of Directions or individual members of the Board of Directors in writing by sending a letter to the Board at: Horizon Bancorp Board of Directors, 515 Franklin Square, Michigan City, Indiana 46360. All communications directed to the Board of Directors will be transmitted to the Chairman of the Board of Directors or other director identified in the communication without any editing or screening.
Shareholders also may communicate concerns, suggestions or questions to any member of the Board of Directors or member of Senior Management by logging onto the www.ethicspoint.com website from any computer at any time or by calling the toll-free hotline number, 866.294.4694. Ethicspoint is a worldwide, confidential and anonymous web and telephone reporting system that allows shareholders, customers, vendors and employees the ability to report concerns, as well as pose questions and suggestions confidentially and anonymously. Ethicspoint is fully compliant with reporting requirements such as those mandated by the Sarbanes-Oxley Act, Section 301. All communications received through Ethicspoint, either by web or telephone, are transmitted directly to the Chairperson of the Board of Directors Audit Committee and designated members of Senior Management, directly without editing or screening.
Other Matters
Management knows of no matters, other than those reported above, that are to be brought before the Annual Meeting. The enclosed proxy confers discretionary authority on the proxies to vote on any other business that may properly come before the Annual Meeting. It is the intention of the persons named in the proxy to vote in their discretion on any such matter.
Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than Horizon, Horizon has relied upon information furnished by others for the accuracy and completeness thereof.

WE STRONGLY URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT THE EARLIEST POSSIBLE DATE EVEN IF YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

Lawrence J. Mazur Secretary
Michigan City, Indiana
March 24, 2006
Availability of Form 10-K
An additional copy of Horizon’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”) is available to shareholders without charge upon written request to Mary McColl, Shareholder Relations, at 515 Franklin Square, Michigan City, Indiana 46360. The Form 10-K and Horizon’s other SEC filings also are available online in the SEC’s EDGAR database at www.sec.gov.

Appendix A
Nominating Committee Charter
Purpose
The purpose of the Nominating Committee (the “Committee”) of the Board of Directors of Horizon Bancorp and Horizon Bank (the “Company”) is to identify, evaluate, recruit and select qualified candidates for election, re-election, or appointment to the Board.
Committee Membership, Qualifications and Meeting Schedule
The Committee shall consist of at least three directors. All members shall be independent in accordance with the NASDAQ listing standards. At the discretion of the Committee, the CEO shall attend meetings in an advisory, non- voting capacity. The Committee members will be appointed by the Board annually and may be removed by the Board in its discretion. The Board shall appoint one member of the Committee as its chairperson. The Committee shall meet at least once a year and at such additional times as may be necessary to carry out its responsibilities.
Nomination Policy
The Committee believes that it is in the best interest of the Company and its shareholders to obtain highly qualified candidates to serve as members of the Board. The Committee will both seek, and consider in response to properly-submitted shareholder recommendations, candidates for election and appointment with excellent decision — making ability, business experience, technical, professional or educational background, personal integrity and reputation. In addition, the Committee recognizes the benefit of a Board that reflects the diversity of the Company’s shareholders, employees, customers, and the communities in which it operates, and will accordingly actively seek, and consider in response to properly submitted shareholder recommendations, qualified candidates for nomination and election to the Board in order to reflect such diversity. Committee members will not vote on his or her own nomination to serve on the Board of Directors for an additional term. All nominations shall be made in a manner consistent with the provisions of Section 4.14 of the Company’s Bylaws.
Authority, Duties and Responsibilities
•	Annually identify, recruit and select qualified nominees to stand for election or re-election as directors at the annual meeting of shareholders.

•	In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), select and recommend to the Board a qualified candidate to fill such vacancy.

•	Before selecting a nominee for election or re-election or recommending a director to fill a vacancy, review and evaluate (i) his or her qualifications, including judgment, skill, capability, diversity, ability to serve, conflicts of interest, business experience, the interplay of the candidate’s experience with that of the other Board members, the extent to which a candidate would be a desirable addition to the Board and any committee of the Board, (ii) if applicable to the nominee, whether the nominee would be deemed

“independent” under marketplace rules of the NASDAQ Stock Market and SEC regulations, (iii) whether the nominee is qualified and likely to remain qualified to serve under the Company’s By-Laws and (iv) such other factors the Committee deems relevant.

•	In addition to using the same evaluation factors as established for new director candidates, consider the past participation and contribution of incumbent directors in determining whether to select them for re-election to the Board.

•	Maintain an active file of suitable candidates for consideration as future nominees to the Board.

•	Provide oversight for all Director training and new Director orientation.

•	Review this charter annually and recommend any proposed changes to the Board.

•	The Committee shall annually review its own performance and the performance of the Board of Directors.

Appendix B
Horizon Bancorp
Board of Directors Audit Committee Charter
I. Purpose
The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of Horizon Bancorp (“Horizon” or the “Company”). The primary function of the Committee is to assist the Board in fulfilling its general oversight responsibilities by reviewing:
1.	The financial information that will be provided to shareholders, governmental or regulatory bodies, the public, and others;

2.	Horizon’s auditing, accounting, and financial reporting processes;

3.	Horizon’s systems of internal controls related to finance, accounting, legal compliance, regulatory compliance and ethics that management and the Board have established; and

4.	the audit process.
Consistent with this function, the Audit Committee should encourage continuous improvement of, and foster adherence to, the Company’s policies, procedures, and practices at all levels.
The Committee’s primary duties and responsibilities are to:
1.	Serve as an independent and objective party to monitor Horizon’s financial reporting processes and internal control systems;

2.	Review and appraise the audit efforts of Horizon’s independent accountants and the internal auditors; and

3.	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditors, and the Board.
The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.
The Company shall provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter and to compensate its advisors. The Committee, in its discretion, has the authority to initiate special investigations into any matters within the Committee’s scope of responsibilities, and, if appropriate, hire special legal, accounting or other outside advisors or experts to assist the Committee in fulfilling its obligations under this Charter. The Committee has full authority to seek any information it requires from the Company and may meet with officers, employees, external counsel and auditors and accountants as necessary. The Committee also may perform such other activities consistent with this Charter, the Company’s Articles and Bylaws and governing law, as the Committee or the Board may deem necessary or appropriate.

II. Composition
The Committee shall be comprised of three or more directors appointed by the Board. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors have been duly elected and have qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by a majority vote of the full Committee membership. The duties and responsibilities of a member of the Committee are in addition to those duties set out for a member of the Board.
Each member of the Committee shall satisfy the Nasdaq independence and experience requirements and the requirements of the Sarbanes-Oxley Act and all other applicable laws and regulations. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise necessary to qualify as a “financial expert” as such term is defined by the SEC. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by Horizon or an outside consultant. The Committee shall not include any member who:
•	accepts consulting, advisory or other compensatory fees from the Company, other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board, or

•	is an affiliated person of the Company or any subsidiary of the Company.
III. Meetings
The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the internal auditors, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed separately. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.
In addition, the Committee, or at least the Chair of the Committee, should meet with the independent accountants and management, either in person or by phone, quarterly to review Horizon’s financial statements. This review should be conducted prior to Horizon’s 10-Q or 10-K filing. This discussion should include a discussion of significant adjustments, management judgments and accounting estimates, significant new accounting policies, and disagreements with management and the internal auditors and independent accountants.
IV. Responsibilities and Duties
A. Oversight of Internal Auditors and Independent Accountants
The Committee shall be directly and solely responsible for the appointment, compensation and oversight of the internal auditors and the independent accountants in compliance with all applicable requirements of Nasdaq and the SEC and with all other applicable laws and regulations. The internal auditors and independent accountants shall report directly to the Committee. The Committee shall have sole authority to replace, reassign or dismiss the internal auditors and independent accountants. In meeting its oversight responsibilities, the Committee shall:

     1. Provide an open avenue of communication among the internal auditors, the independent accountants, and the Board.
     2. Review the independence and performance of the internal auditors and independent accountants.
     3. Approve the fees and other compensation to be paid to the internal auditors, independent accountants and their affiliates.
     4. Obtain a formal written statement from the independent accountants periodically delineating all relationships between Horizon and the independent accountants. Engage in a dialogue with the independent accountants regarding any disclosed relationships and services that may impact their independence and recommend that the Board take appropriate action in response to the independent accountants’ report to satisfy itself of their independence.
     5. Pre-approve all audit and permitted non-audit services to be provided by the internal auditors and independent accountants.
     a. Permissible non-audit services include tax services.
     b. Impermissible non-audit services include the following:
     i. Bookkeeping or other services related to the accounting records or financial statements of Horizon Bancorp and all subsidiaries and affiliates;
     ii. Financial information systems design and implementation;
     iii. Appraisal or valuation services, fairness opinions or contribution-in-kind reports;
     iv. Actuarial services;
     v. Management or human resource functions;
     vi. Broker or dealer, investment adviser, or investment banking services;
     vii. Legal services and expert services unrelated to the audit;
     viii. Any service determined by regulation to be impermissible; and
     ix. Any other service that the Board or Committee determines to be impermissible.
     6. Review and approve the qualifications of the internal auditors with respect to specific areas within the audit plan.
B. Review Procedures
In meeting its obligations under the rules and regulations imposed by Nasdaq and the SEC and by other applicable laws and regulations, the Committee shall:

     1. Review and reassess the adequacy of this Charter annually and submit any amendments to the Board for approval.
     2. Review with the independent accountant and internal auditor the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.
     3. Inquire of management, the internal auditor, and the independent accountant regarding significant risks or exposures and assess the steps management has taken to minimize such risk to Horizon.
     4. Consider, in consultation with the independent accountant and the internal auditor, the audit scope and plan of the internal auditors and the independent accountant. Determine if the internal auditors and independent accountants are utilizing a risk-based approach.
     5. Consider and review with the independent accountant and the internal auditor:
     a. the adequacy of the Horizon’s internal controls, including computerized information system controls and security;
     b. Any related significant findings and recommendations of the independent accountants and internal auditors together with management responses thereto; and
     c. the status of previous audit recommendations and management’s follow up on those recommendations.
     6. Review with management and the independent accountants at the completion of the annual audit:
     a. The annual financial statements and related footnotes;
     b. the independent accountants’ audit of the financial statements and their report thereon;
     c. any significant changes required in the independent accountants’ audit plan;
     d. any serious difficulties or disputes with management encountered during the course of the audit; and
     e. other matters related to the conduct of the audit that are to be communicated to the Committee under generally accepted auditing standards.
     7. Review with management and the internal auditors:
     a. Internal audit reports to management prepared by the internal auditors, including significant findings and management’s responses to those findings;
     b. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information;
     c. Any changes required in the planned scope of their audit plan;
     d. Internal audit department budget and staffing; and

     e. Internal audit policies and procedures.
     8. Review filings with the SEC and other published documents containing Horizon’s financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.
     9. Review with management and the independent accountants the interim financial report before it is filed with the SEC and other regulators.
     10. Review with management, and if necessary, with Horizon’s counsel, any legal matter that could have a significant impact on Horizon’s financial statements.
     11. Review management’s monitoring of Horizon’s compliance with its ethical code of conduct.
     12. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.
     13. Meet with Horizon’s regulatory bodies to discuss the results of their examinations.
     14. Meet with the internal auditor, the independent accountant, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.
     15. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.
     16. Prepare a letter or footnote for inclusion in the annual report that describes the Committee’s composition and responsibilities, and how they were discharged.
     17. Perform such other functions as assigned by law, Horizon’s Articles or Bylaws, or the Board.
     18. Advise financial management and the independent accountants that they are expected to provide a timely analysis of significant current financial reporting issues and practices.
     19. Provide that financial management and the independent accountants discuss with the Committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.
     20. Determine as regards to new transactions or events, the internal auditors’ and independent accountants’ reasoning for the appropriateness of the accounting principles and disclosure practices adopted by Horizon.
     21. Establish procedures for the receipt, retention, monitoring and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

     22. Establish procedures for and monitor the confidential, anonymous submission by employees of Horizon and its affiliates of concerns regarding questionable accounting or auditing matters.
     23. Review and approve all related-party transactions.
     24. Review and approve the following policies annually:
     a. Code of Conduct & Ethics Policy
     b. Bank Secrecy Act/Anti-Money Laundering/Customer Identification Program
     c. Bank Security Program
     d. Audit Policy
Although the Committee has the responsibilities and powers set forth in this Charter, the planning and conduct of audits and the determination of whether the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles shall remain the responsibility of management and the internal auditors and independent accountants.

Revocable Proxy
Horizon Bancorp

[X]	PLEASE MARK VOTES AS IN THIS EXAMPLE
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS
The undersigned hereby appoints James H. Foglesong, Thomas H. Edwards or Lawrence J. Mazur, or each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all shares of common stock of Horizon Bancorp that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, May 4, 2006, at 6:00 p.m. (local time), at the Holiday Inn, 5820 S. Franklin Street, Michigan City, Indiana, or any adjournment thereof, on the following matters:
THE BOARD OF DIRECTORS RECOMMENDS A “FOR” VOTE ON THE ELECTION OF THE DIRECTORS AND THE RATIFICATION OF THE APPOINTMENT OF BKD, LLP.

Please be sure to sign and date	Date
this Proxy in the box below.

____Stockholder sign above________________	Co-holder (if any) sign above__

	For	With-	For All
		hold	Except
1. Election of Directors	☐	☐	☐
Robert C. Dabagia
Peter L. Pairitz
Bruce E. Rampage
Spero W. Valavanis
(INSTRUCTION: To withhold authority to vote for any individual, write the individual’s name on the space provided below.)

		For	Against	Abstain
2.	Ratification of Appointment of BKD, LLP	☐	☐	☐

3.	In their discretion, on such other business as may properly be brought before the Annual Meeting or any adjournment thereof
ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE ABOVE-STATED PROXIES. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE FOUR NOMINEES STATED ABOVE AND FOR PROPOSAL 2.
Please indicate your intentions of attending the meeting on May 4, 2006, by completing the section below.

I WILL attend the Annual Meeting.	☐
Number of Persons attending will be

Detach above card, sign, date and mail in postage-paid envelope provided.
HORIZON BANCORP
515 Franklin Square, Michigan City, IN 46360

Please sign exactly as name appears on this card. If there are two or more owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
YOUR VOTE IS IMPORTANT.
PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.